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                                                            PAGE 82 OF 124 PAGES


                                   EXHIBIT B

                             VTX ELECTRONICS CORP.
                            (A DELAWARE CORPORATION)

                             SUBSCRIPTION AGREEMENT

                                   SECTION 1


              1.1. Subscription. The undersigned hereby subscribes for and agrees to purchase a Debenture dated March 1, 1996 (the "Debenture") and Warrants (the "Warrants") issued by VTX Electronics Corp. (the "Company") as more fully described in the Solicitation Letter from the company accompanying this Subscription Agreement (the "subscription Agreement").

              1.2. Purchase. The undersigned confirms having sent either a wire transfer or enclosing a check, in the amount indicated on the signature page hereof to the account set forth on the signature page hereof. The undersigned understands that there is a minimum investment required of the undersigned. In the event that the aggregate minimum of $1,237,500 for the entire offering is not obtained, all funds will be returned.

              1.3.      Acceptance or rejection of Subscription.

                   (a) The undersigned understands and agrees that the management of the Company reserves the right to reject this subscription in whole or in part, if in its judgement it deems such action in the best interests of the Company.

                   (b) In the event the undersigned's subscription is accepted, management shall accept the undersigned's subscription by executing a Debenture and Warrants on payee's behalf as set forth in the Subscription Agreement.

                                   SECTION 2

              2.1. Investor Representations and Warranties. The undersigned hereby acknowledges, represents and warrants to, and agrees with the Company as follows:

                   (a) The undersigned is investing in the Debentures and warrants for his or its own account, for investment purposes only, and not with a view to or for the resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Debenture or the Warrants.

                   (b) The undersigned acknowledges his or its understanding that the offering and sale of the Debentures and Warrants is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Act"), by virtue of Section 4(2) of the Act. In furtherance thereof, the undersigned represents and warrants to and agrees with the company as follows:
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                        (i)   The undersigned has the financial ability to bear
the economic risk of his or its investment in the Debentures and Warrants (including its possible loss), has adequate means of providing for his or its current needs and personal contingencies and has no need for liquidity with respect to his or its investment in the Debentures and Warrants.

                        (ii) The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the debentures and Warrants and has obtained, in his or its judgment, sufficient information from the company to evaluate the merits and risks of an investment in the Debentures and Warrants.

                   (c)  The Undersigned:

                        (i) has been provided an opportunity to obtain any additional information beyond what is contained in the Solicitation Letter (including the material enclosed therewith) concerning the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

                        (ii)  has been given the opportunity to
ask questions of, and receive answers from the management of the Company concerning matters pertaining to this investment in order to evaluate the merits and risk of an investment in the Debentures and Warrants; and

                        (iii) has determined that the Debentures and Warrants are a suitable investment for the undersigned and that at this time the undersigned could bear a complete loss of such investment.

                   (d) The undersigned is an "accredited investor" as such term is defined in Regulation D promulgated by the Securities and exchange commission under the Act.

                   (e) The undersigned represents, warrants and agrees that the undersigned will not sell or otherwise transfer the Debenture or the Warrants without registration under the Act or an exemption therefrom, and fully understands and agrees that the undersigned must bear the economic risk of such investment for an indefinite period of time because, among other reasons, the Debenture and Warrants have not been registered under the Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless it is subsequently registered under the Act and under applicable securities laws of such states or an exemption from such registration is available.
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              IN WITNESS WHEREOF, the undersigned has (have) executed this
Subscription Agreement on this     day of March 1996.


              $
               --------------------------------------
                      Total Amount of Debenture

IF SUBSCRIBER IS INDIVIDUAL:


- -----------------------------------        ------------------------------------
              Print Name                                 Signature


IF SUBSCRIBER IS AN ENTITY:


                                           By:
- ----------------------------------            ----------------------------------
      Print Name of Entity                           Authorized Signature


                     -------------------------------------
                                 Print Name of
                              Authorize Signatory


                     -------------------------------------
                                     Title


IF THERE IS A JOINT SUBSCRIBER:


- ----------------------------------         -------------------------------------
    Print Name of                                Signature of
    Joint Subscriber                             Joint Subscriber


                        *    *             *       *   *

Subscription accepted as of the            day of March 1996.

VTX ELECTRONICS CORP.

By:
   _____________________________
    Albert Roth, President